Exhibit 99.1

For immediate release

MILLER ENERGY RESOURCES HIRES CATHERINE RECTOR

AS CHIEF ACCOUNTING OFFICER

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Seasoned Accountant Brings 20 Years Experience to Miller

KNOXVILLE, Tenn. – (July 31, 2012) – Miller Energy Resources (“Miller”) (NYSE: MILL) announced today that it has hired Catherine Rector as its new Vice President and Chief Accounting Officer.  She is a Certified Public Accountant and has 20 years of experience in accounting, including Sarbanes Oxley compliance and public accounting.

Ms. Rector was tapped to lead Miller’s financial reporting team from Sitel Worldwide Corporation, where she served as the Director of Financial Reporting and Accounting Consolidations and coordinated financial operations between 26 global finance offices.  During Ms. Rector’s tenure there, the company successfully became SOX compliant and went public as a debt registrant.  Prior to her work at Sitel, Ms. Rector worked as a Senior Manager in the audit practice at Rodefer Moss & Co, PLLC, as Controller at CapStar Bank, and also had her own private CPA practice for several years.  She holds a BBA in Accounting from Middle Tennessee State University.

“We are thrilled to welcome Catherine Rector to the Miller Team,” said Scott M. Boruff, Miller CEO. “After consultation with our auditors, we have made strengthening our accounting, internal controls, and financial reporting capabilities one of Miller’s highest priorities.  As we aggressively ramp up production through the re-works of several wells on the Osprey platform with Rig 35, having the right people in place for our reporting will be crucial.  We believe that hiring Catherine to lead this process, along with the pending hire of two additional accountants, will allow us to stay on top of and continue to improve the timeliness and accuracy of our financial reporting, and result in increased value for our shareholders.”

About Miller Energy Resources

Miller Energy Resources, Inc. is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee.  The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to deficiencies identified by the SEC in certain Forms 8-K filed in 2010 and the Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska;  the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2011.  Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources, Inc.

9721 Cogdill Road, Suite 302

Knoxville, TN  37932

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com

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